Exhibit 99.1

FOR IMMEDIATE RELEASE

Argo Group Comments on Director Nominations from Capital Returns Management

No Shareholder Action Required at This Time

HAMILTON, Bermuda – March 14, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”) today issued the following statement regarding the nomination by Capital Returns Management, LLC (together with its affiliates, “Capital Returns”) of two director candidates for election to Argo’s Board of Directors at the Company’s 2022 Annual General Meeting of Shareholders:

The Argo Board of Directors and executive leadership team have made significant progress to strengthen the Company. Our strategic repositioning of the Company, undertaken in 2020, continues to focus on growth in earned premium, reducing volatility, expanding our margins, generating higher earnings and improving return on common equity. These actions will help position us to deliver sustainable and profitable growth to drive shareholder value.

Argo benefits from a highly qualified, experienced and refreshed Board that provides independent oversight and guidance on the execution of the Company’s strategy. The Board is comprised of nine accomplished directors, eight of whom are independent and all of whom bring significant relevant expertise to the Company. Since the beginning of 2020, we have had seven directors step off the board and four join, three of which joined in cooperation with Voce Capital Management LLC, our largest shareholder. The Board and management has benefitted from both the fresh perspectives brought by our newer directors, as well as the industry and Argo-specific expertise of our longer-tenured directors.

The Board remains open to considering qualified candidates and has procedures in place for the evaluation of its composition and director nominations. As such, Argo’s Nominating and Corporate Governance Committee has interviewed and is in the process of evaluating Capital Return’s nominees pursuant to established policies. The Board will present its director nominations in the Company’s proxy statement for its 2022 Annual General Meeting of Shareholders. The 2022 Annual General Meeting has not yet been announced and no shareholder action is required at this time.

While the Company does not comment on discussions with specific shareholders, it is important to note that members of Argo’s Board of Directors and executive leadership team have engaged with Capital Returns numerous times to better understand its perspectives. We remain confident in the Company’s strategy for continued growth and will continue to execute our strategic plan and evaluate opportunities to enhance shareholder value.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “position,” “intend,” “plan,” “believe,” “continued,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other filings with the Securities and Exchange Commission (the “SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

Important Additional Information and Where to Find It

Argo plans to file a proxy statement (the “2022 Proxy Statement”) with the SEC in connection with the solicitation of proxies for Argo’s 2022 annual general meeting of shareholders (the “Annual Meeting”), together with a BLUE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2022 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARGO FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2022 Proxy Statement, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by Argo with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at Argo’s website (https://www.argolimited.com/investors) or by contacting Innisfree M&A Incorporated by phone at (888) 750-5834, by email at info@innisfreema.com or by mail at 501 Madison Avenue, 20th Floor, New York, NY 10022.

Participants in the Solicitation

Argo, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of Argo’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2022 Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in Argo’s definitive proxy statement for its 2021 annual general meeting of shareholders (the “2021 Proxy Statement”), filed with the SEC on March 25, 2021. To the extent holdings of Argo’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2021 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contacts

Investors:

Gregory Charpentier

AVP, Investor Relations and Corporate Finance

978-387-4150

gregory.charpentier@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210-321-2104

david.snowden@argogroupus.com